Exhibit 10.41

Revolving Credit Facility Agreement

By and Among

Reliance Global Group, Inc.
as Borrower

and

YES Americana Group, LLC

as Lender

i

Exhibit A	Revolving Note
Exhibit B	Form of Draw Request

ii

Revolving Credit Facility Agreement

Dated as of March 5, 2025

This Revolving Credit Facility Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is executed by and among (i) Reliance Global Group, Inc., a Florida corporation, as borrower (the “Borrower”); and (ii) YES Americana Group, LLC, a Delaware limited liability company, as lender (the “Lender”). Each of Borrower and Lender may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Borrower has requested that Lender extend a revolving credit facility to Borrower of up to six hundred thousand and No/100 United States Dollars ($600,000.00), to provide additional working capital for the Borrower to cover its incremental Spetner (the Company’s pending business acquisition) acquisition related costs as well as for general working capital uses, and for such purposes, Lender is willing to make certain loans and extensions of credit available to Borrower of up to such amount and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the Parties hereby agree as follows:

Article I. Definitions and Interpretation

Section 1.01 Defined Terms. In addition to the other terms defined herein, for the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

(a)	“Affiliate” of a Person means any Person which, directly or indirectly, Controls or is Controlled By or is under common Control with such subject Person.

(b)	“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in the State of Florida.

(c)	“Control,” “Controlling,” “Controlled By,” or words of similar import means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person by contract, voting of securities, or otherwise.

(d)	“Dollars” or “$” means lawful currency of the United States of America.

(e)	“GAAP” means United States generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

(f)	“Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

(g)	“Loan Availability” means at any time, the then applicable Loan Commitment less any Obligations then outstanding.

(h)	“Loan Commitment” means, on the Effective Date, six hundred thousand and No/100 United States Dollars ($600,000.00).

(i)	“Loan Documents” means this Agreement, the Revolving Note, those documents listed in Section 3.02 and any other documents or instruments executed in connection with this Agreement or the Loans contemplated hereby, including any Draw Requests which have been accepted by the Lender, and all renewals, extensions, future advances, modifications, substitutions, or replacements thereof.

(j)	“Loan” and “Loans” means, respectively, each advance, and the aggregate of all such advances, made by Lender to Borrower under and pursuant to this Agreement or any other Loan Documents.

(k)	“Material Adverse Effect” means: (i) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of the Borrower; (ii) a material impairment of the ability of the Borrower to perform any of its Obligations under any of the Loan Documents; or (iii) a material adverse change in, or a material adverse effect upon on: (A) the legality, validity, binding effect or enforceability against the Borrower of any of the Loan Documents; or (C) the rights or remedies of Lender under any Loan Document and, for purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Lender, in its commercially reasonable discretion.

(l)	“Maturity Date” means the earlier of (i) 12 months from the Effective Date; (ii) the date of prepayment of the Revolving Note by Borrower (subject to Section 2.03(c)) and the termination of this Agreement as of such date; or (iii) the date of the occurrence of an Event of Default and acceleration of the Revolving Note pursuant to this Agreement.

(m)	“Obligations” means, whether now existing or hereafter arising, created or incurred: (i) all Loans, advances (whether of principal or otherwise) and other financial accommodations (whether primary, contingent or otherwise) made by Lender to Borrower under any Loan Documents; (ii) all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar Proceeding, whether or not permitted as a claim thereunder); (iii) any and all fees, charges or other amounts due to Lender under this Agreement or the other Loan Documents; (iv) any and all expenses incurred by Lender under, or in connection with, this Agreement or the other Loan Documents; (v) any and all other liabilities and obligations of the Borrower to Lender under this Agreement and any other Loan Documents; and (vi) the performance by the Borrower of all covenants, agreements and obligations of every nature and kind on the part of the Borrower to be performed under this Agreement and any other Loan Documents.

(n)	“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

(o)	“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

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(p)	“Revolving Note” means that certain Revolving Note in the principal amount of the Loan Commitment of even date herewith made by Borrower in favor of Lender, the form of which is attached hereto as Exhibit A, and any renewal, extension, future advance, modification, substitution, or replacement thereof.

(q)	“Securities Act” means the Securities Act of 1933, as amended.

(r)	“UCC” means the Uniform Commercial Code in effect in Florida from time to time.

Section 1.02 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the Parties agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the Parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower’s accountants.

Section 1.03 Other Terms Defined in UCC. All other words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

Section 1.04 Other Definitional Provisions; Construction. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.04 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. Revolving Loan Facility

Section 2.01 Loan.

(a)	Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, Lender agrees to make Loans to Borrower from time to time, pursuant to the terms of this Agreement, until, but not including, the Maturity Date, provided, however, that the aggregate principal balance of all Loans outstanding at any time shall not exceed the Loan Availability. Loans made by Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Maturity Date, unless the Loans are otherwise terminated or extended as provided in this Agreement.

(b)	Purpose. The Loans shall be used by Borrower to provide additional working capital for Borrower to cover its incremental Spetner acquisition related costs, as well as for general working capital, and such other uses as determined by the Board of Directors of the Company.

(c)	Advances. Subject to the terms and conditions herein, any request for a Loan may be made from time to time and in such amounts as Borrower may choose. Requests for Loans must be made in writing, pursuant to a draw request in the form as attached hereto as Exhibit B (each, a
Draw Request”), delivered to the Lender, by such officer of Borrower authorized by it to request such advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its Chief Executive Officer and Chief Financial Officer to request Loans and deliver Draw Requests. For each Draw Request, properly requested and accepted by Lender pursuant to the terms and conditions herein, the Lender shall advance an amount equal to the Loan requested in such Draw Request within five Business Days.

(d)	Obligation. In the event that the conditions of a borrowing as set forth in Article III are satisfied, the Lender may not refuse any Draw Request, and shall fund the applicable Draw Request within three (3) Business Days of the date of such Draw Request.

(e)	Initial Funding. The Parties acknowledge and agree that the Lender has funded to the Borrower the sum of $500,000 on or about the Effective Date (the “Initial Funding”), and the Initial Funding shall constitute a Loan hereunder as of the Effective Date, provided that no Draw Request shall be required in connection therewith, and the Parties each waive the conditions of a borrowing as set forth in Article III with respect to the Initial Funding.

Section 2.02 Note Evidencing Loans. The Loans shall be evidenced by the Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to Lender and given in substitution therefor) duly executed by Borrower and payable to the order of Lender. At the time of the initial disbursement of a Loan and at each time an additional Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of: (i) the principal amount of the Loans advanced hereunder; (ii) any unpaid interest owing on the Loans; and (iii) all amounts repaid on the Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise adversely affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Loans, together with all other Obligations.

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Section 2.03 Loan Interest and Payments.

(a)	Interest. The interest rate payable on the Loans (the “Interest Rate”) shall be calculated on a basis of a 360-day year and charged for the actual number of days elapsed since funding, at a rate of zero point one percent (0.1%) per annum. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

(b)	Repayment.

(i)	No payments of Interest or principal amount as to any Loan shall be due prior to the Maturity Date.

(ii)	Other than as set forth herein, all of the Obligations shall be due and payable on the Maturity Date.

(iii)	All payments hereunder shall be made to the Lender at such place as the Lender may, from time to time, designate in lawful money of the United States of America. All payments received hereunder shall be applied as follows: first, to any late charge; second, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; third, to accrued interest; fourth, to principal; and fifth, the balance, if any, to such person entitled thereto; provided, however, upon occurrence of an Event of Default, a Lender may, in its discretion, change the priority of the application of payments as it deems appropriate. Borrower may prepay principal and/or interest at any time without penalty.

(c)	Optional Prepayments. Borrower may from time to time prepay the Loans or any Obligations, in whole or in part.

Section 2.04 Statement. From time to time, Lender may deliver to Borrower, and at the request of the Borrower the Lender shall deliver to Borrower, an invoice and or an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower, unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date that such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

Section 2.05 Interest and Fee Computation; Collection of Funds. Interest accrued hereunder shall be payable as set forth in Section 2.03. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Revolving Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

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Article III. Conditions of Borrowing

Section 3.01 Conditions Precedent. Notwithstanding any other provision of this Agreement, the obligation of Lender to disburse or make all or any portion of any Loans is subject to satisfaction of all of the following conditions precedent contained in this Article III and delivery to the Lender of the documents set forth in this Article III (unless a condition or such delivery is waived in writing by Lender) contained in this Article III.

Section 3.02 Loan Documents to be Executed by Borrower. Borrower shall have executed or cause to be executed and delivered to Lender all of the following documents, each of which must be reasonably satisfactory to Lender and Lender’s counsel in form, substance and execution:

(a)	Credit Agreement. An original of this Agreement, duly executed by Borrower;

(b)	Revolving Note. An original Revolving Note, duly executed by Borrower; and

(c)	Additional Documents. Such other agreements, documents, instruments, certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other items which Lender shall require in connection with this Agreement.

Section 3.03 Event of Default. No Event of Default, or event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

Section 3.04 Litigation. No pending claim, investigation, litigation or other Proceeding related to the transactions contemplated by this Agreement shall have been instituted against the Borrower or any of their respective officers, shareholders, members, managers, partners, or other principals of the Borrower.

Section 3.05 Representations and Warranties. No representation or warranty of any of the Borrower contained herein or in any Loan Documents shall be untrue or incorrect in any material respect as of the date of any Loans as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

Article IV. Representations and Warranties of the Borrower

To induce Lender to make the Loans, the Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation or warranty is qualified as to materiality, in which event such representation and warranty shall be true and correct in all respects, except to the extent such representation or warranty expressly relates to an earlier date, which representation and warranty shall be true and correct in all material respects (or true and correct in all respects, as applicable) as of the date of such representation and warranty, and which shall survive the execution and delivery of this Agreement:

Section 4.01 Borrower Organization and Name. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and has the full power and authority and all necessary permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

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Section 4.02 Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Borrower, its board of directors, stockholders or any other Person is necessary or required by the Borrower to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Borrower’s articles of incorporation or bylaws. All necessary and appropriate action has been taken on the part of the Borrower to authorize the execution and delivery of this Agreement and the Loan Documents and the issuance of the Revolving Note. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

Section 4.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Revolving Note, will not: (i) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any contract or agreement to which the Borrower is a party or by which any of its assets or properties may be bound; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or (iii) constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws). The Borrower is not in violation of its articles of incorporation or bylaws. No business of the Borrower is being conducted, and shall not be conducted, in material violation of any law, rule, ordinance or other regulation. Except as specifically contemplated by this Agreement, the Borrower is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which the Borrower is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 4.04 Compliance With Laws. The nature and transaction of the Borrower’s business and operations and the use of its properties and assets, including any real estate owned, leased, or occupied by the Borrower, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of any zoning, land use, building, noise abatement, occupational health and safety or other laws, any permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not, except to the extent such violation or conflict would not result in a Material Adverse Effect.

Section 4.05 Litigation and Taxes. There is no Proceeding pending, or to the best knowledge of the Borrower, threatened, against the Borrower or its officers, managers, members, shareholders or other principals, or against or affecting any of its assets. The Borrower has duly filed all applicable income or other tax returns and have paid all income or other taxes when due. There is no Proceeding, controversy or objection pending or threatened in respect of any tax returns of the Borrower.

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Section 4.06 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the other Loan Documents, and the Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party or by which any of their respective assets are bound.

Section 4.07 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; (ii) would constitute a default under any of the Loan Documents; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect.

Section 4.08 Title to Assets. The Borrower has good and marketable title to, or a valid leasehold interest in, all of its assets and properties which are material to its business and operations as presently conducted. Except as would not have a Material Adverse Effect, the assets and properties of the Borrower are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

Section 4.09 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliates of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

Section 4.10 Illegal Payments. None of the Borrower, nor any director, officer, agent, employee or other Person acting on behalf of the Borrower has, in the course of his actions for, or on behalf of, the Borrower: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.11 Brokerage Fees. There is no Person acting on behalf of the Borrower who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.12 Acknowledgment Regarding Lender’s Loans. The Borrower acknowledges and agrees that Lender is acting solely in the capacity of an arm’s length lender with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Lender or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the making of the Loans hereunder by Lender. The Borrower further represents to Lender that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and their representatives.

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Section 4.13 No General Solicitation. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Revolving Note.

Section 4.14 No Integrated Offering. Neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Revolving Note under the Securities Act or any similar laws of any foreign jurisdiction, or cause this offering of such securities to be integrated with prior offerings by the Borrower for purposes of the Securities Act or any similar laws of any foreign jurisdiction.

Section 4.15 Reliance; Survival. Notwithstanding any investigation made by Lender or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Lender has the unqualified right to rely upon the representations and warranties made by the Borrower in this Agreement or in any other Loan Documents. All representations and warranties of the Borrower made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

Article V. Representations and Warranties of the Lender

Lender makes the following representations and warranties to the Borrower, each of which shall be true and correct in all material respects as of the date of the execution and delivery of this Agreement and as of the date of each Loan made hereunder, except to the extent such representation expressly relates to an earlier date, and which shall survive the execution and delivery of this Agreement:

Section 5.01 Borrower Status. Lender is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority and all necessary permits to: (i) enter into and execute this Agreement and the Loan Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and operate its assets and properties and to conduct and carry on its business as and to the extent now conducted. Lender is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

Section 5.02 Authorization; Validity. Lender has full right, power and authority to enter into this Agreement, to make the Loans and to execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents and no other action or consent on the part of the Lender or any other Person is necessary or required by the Lender to execute this Agreement and the Loan Documents, consummate the transactions contemplated herein and therein, and perform all of its obligations hereunder and thereunder. All necessary and appropriate action has been taken on the part of the Lender to authorize the execution and delivery of this Agreement and the Loan Documents. This Agreement and the Loan Documents are valid and binding agreements and contracts of the Lender, enforceable against the Lender in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The Lender does not know of any reason why the Lender cannot perform any of its obligations under this Agreement, the Loan Documents or any related agreements.

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Section 5.03 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Revolving Note, will not constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any order, writ, injunction, decree, or any other judgment of any nature whatsoever; or constitute a violation of, or conflict with, any law, rule, ordinance or other regulation (including foreign and United States federal and state securities laws. Except as specifically contemplated by this Agreement, the Lender is not required to obtain any consent or approval of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its obligations under this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents and approvals which Lender is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the Effective Date.

Section 5.04 Investment Purpose. Lender is acquiring the Revolving Note for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

Section 5.05 Accredited Investor.

(a)	Lender understands and agrees that the consummation of this Agreement including the delivery of the Revolving Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Revolving Note is being acquired for Lender’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)	Lender understands that the Revolving Note is being offered and sold to Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Borrower is relying upon the truth and accuracy of, and Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Revolving Note.

(d)	At no time was Lender presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Lender is not purchasing the Revolving Note acquired by Lender hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Revolving Note acquired by Lender hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e)	Lender has been furnished has been furnished with all documents and materials relating to the business, finances and operations of the Borrower and information that Lender requested and deemed material to making an informed investment decision regarding the transactions herein. Lender has been afforded the opportunity to review such documents and materials and the information contained therein. Lender has been afforded the opportunity to ask questions of the Borrower and its management. Lender acknowledges that Borrower makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Borrower.

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(f)	Lender is acquiring the Revolving Note for Lender’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Revolving Note. Further, Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Revolving Note.

(g)	Lender, either alone or together with Lender’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Revolving Note, and has so evaluated the merits and risks of such investment.

(h)	Lender understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Revolving Note or the suitability of the investment in the Revolving Note nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(i)	Lender is aware that Lender’s rights to transfer the Note are restricted by the terms and conditions herein, and by the Securities Act and applicable state securities laws, and Lender will not offer for sale, sell or otherwise transfer the Note without compliance with this Agreement and without registration under the Securities Act and qualification under the securities laws of all applicable states and countries, unless such sale would be exempt therefrom.

(j)	Lender acknowledges and agrees that an investment in the Note is highly speculative and involves a high degree of risk of loss of the entire investment in the Borrower. Lender is not dependent for liquidity on any of the amounts Lender is investing in the Note.

(k)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Revolving Note shall be included on any certificates representing the Revolving Note, which legend shall be in the following form or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

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Section 5.06 Brokers. Lender has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Loan Documents or the transactions contemplated herein or therein.

Section 5.07 Reliance; Survival. Notwithstanding any investigation made by Borrower or any of its agents or representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Lender as a result of such investigation or right of investigation, the Borrower has the unqualified right to rely upon the representations and warranties made by the Lender in this Agreement or in any other Loan Documents. All representations and warranties of the Lender made in this Agreement or pursuant hereto, or in any other Loan Documents, shall survive the Effective Date, the consummation of any Loans made hereunder, and any investigation, and shall be deemed and construed as continuing representations and warranties.

Article VI. Events of Default; Termination

Section 6.01 Events. Borrower, without notice or demand of any kind (except as specifically provided in this Agreement), shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

(a)	Nonpayment of Obligations. Any amount due and owing on the Revolving Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid on the date that such amount is due, and such failure to pay continues for a period of ten (10) Business Days after the Borrower receives notice from Lender of such failure to pay.

(b)	Misrepresentation. Any written warranty, representation, certificate or statement of the Borrower in this Agreement, the Loan Documents or any other agreement with Lender, shall be false or misleading in any material way when made or deemed to be made.

(c)	Nonperformance. Any material failure to perform or material default in the performance of any covenant, condition or agreement contained in this Agreement (not otherwise addressed in this Section 6.01), which failure to perform or default in performance continues for a period of ten (10) Business Days after the Borrower receives notice from Lender of such failure to perform or default in performance (provided that if the failure to perform or default in performance is not capable of being cured, in Lender’s reasonable discretion, then the cure period set forth herein shall not be applicable and the failure or default shall be an immediate Event of Default hereunder).

(d)	Assignment for Creditors. Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Borrower is applied for or appointed, and in the case of such trustee being appointed in a Proceeding brought against any of the Borrower, any of the Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

(e)	Bankruptcy. Any Proceeding involving any of the Borrower, is commenced by or against any of the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such Proceeding being instituted against any of the Borrower: (i) any of the Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such Proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

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Section 6.02 Remedies.

(a)	Termination and Acceleration. Upon the occurrence and during the continuance of an Event of Default, Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Lender may, at its option, upon the occurrence and during the continuance of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable; provided, however, that upon the occurrence of an Event of Default under either Section 6.01(d) or Section 6.01(e), all commitments of Lender to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Lender, and in either case the Borrower agree to so pay all such Obligations immediately. In furtherance of, and not in limitation of, the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender may, at any time and from time to time, whether before or after the maturity of any of the Obligations: (A) enforce collection of any of accounts, receipts or other amounts owed to the Borrower by suit or otherwise; (B) exercise all of the rights and remedies of the Borrower with respect to Proceedings brought to collect any accounts, receipts or other amounts owed to the Borrower; (C) surrender, release or exchange all or any part of any accounts, receipts or other amounts owed to the Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (D) sell or assign any accounts, receipts or other amounts owed to the Borrower, upon such terms, for such amount and at such time or times as Lender deems advisable; (E) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against any Customer or other Person obligated to the Borrower; and (F) do all other acts and things which are necessary, in Lender’s commercially reasonable discretion, to fulfill the Borrower’s obligations under this Agreement and the other Loan Documents and to allow Lender to collect the accounts, receipts or other amounts owed to the Borrower. In addition to any other provision hereof, Lender may at any time after the occurrence and during the continuance of an Event of Default, at the Borrower’s expense, notify any parties obligated on any accounts, receipts or other amounts owed to the Borrower to make payment directly to Lender of any amounts due or to become due thereunder.

(b)	No Waiver by Lender. No Event of Default shall be waived by Lender, except and unless such waiver is in writing and signed by Lender. No failure or delay on the part of Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, the Revolving Note, and other Loan Documents, or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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(c)	Additional Provisions. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consent to, and waive notice of release, with or without consideration, of the Borrower, notwithstanding anything contained herein or in the Loan Documents to the contrary. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of an Event of Default, including court costs and reasonable attorneys’ fees, including such expenses incurred before or after any legal action or bankruptcy proceeding involving Borrower has commenced, during the pendency of such proceedings, and continuing to all such expenses in connection with any appeal to higher courts arising out of matters associated herewith.

Section 6.03 Optional Termination. The Parties may elect in writing, each in their sole discretion, to terminate this Agreement at any time, at which time all of the Obligations shall be due and payable as of such termination date and as a condition to the effectiveness of such termination, unless otherwise specifically agreed to by the Parties in writing.

Article VII. Miscellaneous

Section 7.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify each other Party against any claim by any Person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

Section 7.02 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to Lender under this Agreement:

(a)	acceptance or retention by Lender of other property or any interest in property as security for the Obligations; or

(b)	release, extension, renewal, modification or substitution by Lender of the Revolving Note, or any note evidencing any of the Obligations.

Section 7.03 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the Parties with respect to the subject matter herein, and are the final expression of the intentions of the Borrower and Lender, and no promises, either expressed or implied, exist between the Borrower and Lender, unless contained herein or therein, and supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

Section 7.04 Amendment; Waiver; Remedies.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled only by a written instrument executed each of the Parties.

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(b)	No discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

(c)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(d)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 7.05 No Consequential Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 7.06 Consents. With respect to any provisions of this Agreement or any other Loan Documents which require the consent or approval of Lender, unless expressly otherwise provided in any such provision, such consent or approval shall not be unreasonably withheld, conditioned or delayed. To the extent that any consent or approval is given by Lender under any provision hereunder or under any other Loan Documents, such consent or approval shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future consent or approval.

Section 7.07 Assignability. Other than as specifically set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of law or otherwise, without the prior written consent of the other Party, and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 7.08 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one Party because of the rule that an instrument must be construed more strictly against the Party which itself or through its agents prepared the same.

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Section 7.09 Governing Law. The Loan Documents and the Revolving Note, and any and all claims, proceedings or causes of action relating to the Loan Documents and the Revolving Note or arising from the Loan Documents and the Revolving Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida. Each Party hereby acknowledges that it has reviewed this Agreement and all Loan Documents, and specifically, this Section 7.09, with competent counsel selected by such Party, and in that regard, such Party fully understands the choice of law provisions set forth in this Section 7.09. Each Party hereby fully and absolutely waives any and all rights to make any claims, counterclaims, defenses, to raise or make any arguments (including any claims, counterclaims, defenses, or arguments based on grounds of public policy, unconscionability, or implied covenants of fair dealing and good faith), or to otherwise undertake any litigation strategy or maneuver of any nature or kind that would result in, or which otherwise seeks to, invalidate this choice of law provision, or that would otherwise result in or require the application of the laws of any other State other than the State of Florida in the interpretation or governance of this Agreement or any other Loan Documents. Each Party has carefully considered this Section 7.09 and has carefully reviewed its application and effect with competent counsel, and in that regard, fully understands and agrees that the other Parties would not have entered into this Agreement without the express agreement and acknowledgement of each other Party to this choice of law provision, and the express waivers set forth herein.

Section 7.10 Arbitration.

(a)	The Parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b)	If the Parties cannot agree upon the Arbitrator within ten (10) Business Days of the commencement of the efforts to so agree on an Arbitrator, each of the Parties shall select one arbitrator and the two arbitrators so selected shall select the sole Arbitrator who shall hear and resolve the dispute.

(c)	The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)	The arbitration shall be held in Lakewood, New Jersey in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e)	On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 7.10(c).

(f)	The Arbitrator may, at his discretion and at the expense of the Party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)	The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful Party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal.

(h)	Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Ocean County, New Jersey to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.11.

Section 7.12 MANDATORY FORUM SELECTION. SUBJECT TO THE PROVISIONS OF Section 7.10, WHICH, FOR THE AVOIDANCE OF DOUBT SHALL TAKE PRECEDENCE OVER THIS Section 7.12 WITH RESPECT TO THE MATTERS SET FORTH IN Section 7.10, THE PARTIES IRREVOCABLY AGREE THAT THE ENFORCEMENT OF ANY ARBITRAL AWARD AND THE RESOLUTION OF ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT ANY OTHER LOAN DOCUMENT, AND WHICH IS NOT CAPABLE OF RESOLUTION PURSUANT TO Section 7.10, AND THE ENFORCEMENT OF ANY ARBITRAL AWARD, SHALL, EXCEPT AS HEREINAFTER PROVIDED, BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OF NEW JERSEY AND/OR FEDERAL COURTS OF THE UNITED STATES, IN EACH CASE LOCATED IN OCEAN COUNTY, NEW JERSEY. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY FOR THE PURPOSES AS SET FORTH HEREIN, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

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Section 7.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7.14 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.15 Usury Savings Clause. Notwithstanding any provision in this Agreement or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Agreement or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Agreement, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any Party, be applied to the reduction of the outstanding principal balance of this Agreement immediately upon receipt of such sums by the Lender, with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Lender had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Lender may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the Parties that the Borrower does not intend or expect to pay nor does the Lender intend or expect to charge or collect any interest under this Agreement greater than the highest non-usurious rate of interest which may be charged under applicable law.

Section 7.16 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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Section 7.17 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Each Party agrees and acknowledges that it has had an opportunity to negotiate the terms and provisions of this Agreement and the other Loan Documents with and through its counsel, and that such Party has sufficient leverage and economic bargaining power, and has used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement and the other Loan Documents in a manner that is acceptable to such Party.

Section 7.18 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

Section 7.19 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, overnight delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day, with any notice hand delivered after 5:00 p.m., EST, being deemed delivered on the following Business Day; or (iv) if sent via email with return receipt requested, upon receipt of such return receipt. The addresses for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof.

If to the Borrower:

Reliance Global Group, Inc.

Attn: Joel Markovits

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Email: jmarkovits@relianceglobalgroup.com

If to the Lender:

YES Americana Group, LLC

Attn: Debra Beyman

300 Boulevard Of The Americas, Suite 105

Lakewood, NJ 08701

Email: [______________]

Section 7.20 Third Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no other Person and no director, officer, stockholder, member, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

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Section 7.21 Expenses. Other than as specifically set forth herein, each Party will bear its own costs, including legal, accounting and professional fees, incurred in connection with the transactions contemplated hereby.

Section 7.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the Effective Date.

Reliance Global Group, Inc.

By:	/s/ Joel Markovits
Name:	Joel Markovits
Title:	Chief Financial Officer

YES Americana Group, LLC

By:	/s/ Debra Beyman
Name:	Debra Beyman
Title:	Sole Member

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